SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported)  September 30, 1999

                          TOP SOURCE TECHNOLOGIES INC.
             (Exact name of Registrant as Specified in its Charter)

         DELAWARE                    333-56083                    84-1027821
         --------                    ---------                    ----------
(State or other jurisdiction        (Commission                 (IRS Employer
     of incorporation)                File No.)              Identification No.)

                          7108 Fairway Drive, Suite 200
                          Palm Beach Gardens, FL 33418

       Registrant's telephone number, including area code: (561) 775-5756

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ITEM 5.  ACQUISITION OR DISPOSITION OF ASSETS.

         On September 30, 1999, Top Source Technologies, Inc. (the "Company") sold substantially all of the assets of its 85% owned subsidiary, Top Source Automotive, Inc. ("TSA") and certain of its intellectual property assets relating to TSA's overhead sound system to Onkyo America, Inc., ("Onkyo") for a total consideration of $10,000,000 as more particularly described in the exhibits to this report. Additionally, Onkyo assumed approximately $825,000 of liabilities of TSA. On October 29, 1999, Onkyo paid the $6,500,000 Note plus interest to TSA. An escrow agent is holding $500,000 of TSA's proceeds for one year to cover any undisclosed TSA liabilities in excess of $50,000. Additionally, on October 29, 1999, Onkyo delivered to the Company 100 shares of Onkyo's 5% Series A Convertible Preferred Stock, in payment of the $1,000,000 Note, delivered to the Company on September 30, 1999.

         The financial statements of the Company filed as an exhibit treat TSA as a discontinued operation for the fiscal years ended September 30, 1999, 1998, and 1997.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBIT NO.                EXHIBIT
-----------                -------
    2.1 Asset Purchase Agreement, dated September 30, 1999 by and among Top Source Technologies, Inc. and Onkyo America, Inc.*

    2.2               Press Release dated October 4, 1999*


    2.3 Audited Financial Statements for the years ended September 30, 1999, 1998, and 1997.

* Filed as an exhibit to Form 8-K on October, 15 1999.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     TOP SOURCE TECHNOLOGIES, INC.

                                     By: S/ WILLIAM C. WILLIS, JR.
                                         ---------------------------------------
                                            William C. Willis, Jr.
Date:  December 13, 1999                    Chairman and Chief Executive Officer

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EXHIBIT NO.                EXHIBIT
-----------                -------
    2.3 Audited Financial Statements for the years ended September 30, 1999, 1998, and 1997.